SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 20, 2012

CHINA GREEN CREATIVE, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-147084	83-0506099
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

v24/F., Unit 3 Great China International Square,
No. 1 Fuhua Rd., Futian District,
Shenzhen, Guangzhou Province, China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-755-23998799
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering

On September 19, 2012 (the “Closing Date”), in connection with a security purchase agreement between China Green Creative, Inc. (hereinafter referred to as “we,” “us,” or the “Company”) and 236 investors (collectively, the “Investors”), we closed an offering ( the “Reg. S Offering”) of $1,503,500 in which we issued a total of 150,350,000 shares of our common stock, par value $0.001 per share (“Common Stock”) at a purchase price of $0.01 per share  in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933.

Pursuant to the Purchase Agreement, the Investors agree not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Shares until a date that is two years following the Closing Date.

The Investors’ relationship with the Company and Related Party Transaction

The Investors in the Reg. S Offering except Han Sing Investment Incorporated (“Han Sing”) are individuals and regional independent third-party distributors of the Company. None of these individual distributors held any shares of the Company prior to the Closing Date or was issued more than 5% of the shares of the Company in the Reg. S offering.

Han Sing is a Cayman company wholly owned by Mr. Xinghua Chen. Mr. Chen is a director of the Company and is actively involved in the Company’s daily operation and management. Prior to the Reg. S. Offering, Han Sing held approximately 245,417 shares of our Common Stock, representing 4.9% of the shares of issued and outstand Common Stock before the Closing Date. Han Sing purchased 88,700,000 shares of our Common Stock in the Reg. S Offering, resulting in its holding of approximately 57.1% of our Common Stock. Through his ownership of Han Sing, Mr. Xinghua Chen became a controlling shareholder of the Company. Our Board of Directors has determined that the issuance to Han Sing shall be disclosed as a related party transaction.

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, on September 19, 2012, we consummated an offering for the issuance and sale of 150,350,000 shares of our Common Stock,  for aggregate gross proceeds of $1,503,500.

The issuance of the 150,350 shares of our Common Stock  was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based upon the representations of the Investors that they were not a “U.S. person” at that term is defined in Rule 902(k) of Regulation S under the Securities Act.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 19, 2012, by and among China Green Creative, Inc. and Investors identified therein
10.3	Escrow Agreement, dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Green Creative, Inc.

By:	_/s/ Xingzhang Ye
Name:	Xingzhang Ye
Title: Dated:	Chief Executive Officer September 25, 2012